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                                                                     EXHIBIT 5.3

                                August 20, 1997

Mr. Daniel J. Smoke
Vice President and Chief Financial Officer
Bucyrus International, Inc.
1100 Milwaukee Avenue
South Milwaukee, WI 53172-0500

                 Re: Commitment with respect to Bridge Facility

Dear Dan:

     This letter shall serve as an amendment to the commitment letter dated April 14, 1997 (the "Commitment Letter") issued to Bucyrus International, Inc. (the "Company") by PPM America Special Investments Fund, L.P. (the "Fund") to provide bridge financing in the amount of $45,000,000 to the Company.

     Exhibit A to the Commitment Letter is hereby amended to delete all provisions therein requiring the Company to issue warrants to the Fund.

     Exhibit A is further amended by adding the following section immediately following the section entitled "Late Charge":

     "Additional Facility Fee: At Closing, Fund shall receive an additional facility fee of $800,000. If the Term Loan remains outstanding thirty days after Closing, Fund shall receive an additional facility fee of $800,000. If the Term Loan remains outstanding on the 91st day after Closing, Fund shall receive an additional facility fee of $3.2 million. If the Term Loan remains outstanding at Maturity, Fund shall receive an additional facility fee of $3.2 million."

     If the foregoing correctly sets forth our agreement please indicate your acceptance of the terms set forth herein by executing a copy of this letter in the space provided below.

                                          Very truly yours,

                                          PPM America Special Investments Fund,
                                          L.P.

                                          By:    /s/ LEVOYD E. ROBINSON
                                            ------------------------------------
                                                  Levoyd E. Robinson, CFA
                                                     Managing Director

Agreed to and accepted as of the date
first above written

BUCYRUS INTERNATIONAL, INC.

By:         /s/ D. J. SMOKE
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